UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — April 6, 2009
Commission File Number 0-23320
OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1245650

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5096 Richmond Road, Bedford Heights, Ohio	44146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 6, 2009, Olympic Steel, Inc. (the “Company”) entered into the First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with its existing bank group. The Amendment, among other things, eliminates the Minimum Consolidated Debt Service Coverage Ratio through the month ending May 31, 2010, sets forth minimum allowable EBITDA thresholds through the period ending May 31, 2010, requires minimum availability of $15 million commencing with the month ending June 30, 2010, makes changes to the Company’s borrowing base formula, and increases pricing related to the loans thereunder.
The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Amendment filed as Exhibit 4.19 hereto.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

4.19	First Amendment to Second Amended and Restated Credit Agreement dated April 6, 2009 by and among the Registrant, the financial institutions from time to time party thereto, Comerica Bank, as administrative agent, and the other agents from time to time party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.
Date: April 7, 2009	By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.19	First Amendment to Second Amended and Restated Credit Agreement dated April 6, 2009 by and among the Registrant, the financial institutions from time to time party thereto, Comerica Bank, as administrative agent, and the other agents from time to time party thereto.